Exhibit 99.1

LaSalle Hotel Properties

3 Bethesda Metro Center, Suite 1200

Bethesda, MD 20814

Ph. (301) 941-1500

Fax (301) 941-1553

www.lasallehotels.com

LASALLE HOTEL PROPERTIES REPORTS THIRD QUARTER RESULTS

Company reports 30.8 percent hotel EBITDA margin for the quarter

BETHESDA, MD, October 21, 2009 — LaSalle Hotel Properties (NYSE: LHO) today reported net income to common shareholders of $3.4 million, or $0.05 per diluted share for the quarter ended September 30, 2009 compared to net income of $12.5 million, or $0.30 per diluted share for the third quarter of 2008.

For the quarter ended September 30, 2009, the Company generated funds from operations (“FFO”) of $30.7 million versus $39.9 million for the third quarter of 2008. On a per diluted share basis, FFO for the third quarter was $0.49, compared to $0.99 for the same period of 2008.

The Company’s earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the third quarter of 2009 were $48.4 million as compared to $60.0 million for the third quarter of 2008.

Room revenue per available room (“RevPAR”) in the third quarter of 2009 was $132.82, which was a decrease of 19.7 percent compared to the same period of 2008. Average daily rate (“ADR”) declined 17.6 percent from the third quarter of 2008 to $167.36, while occupancy fell 2.5 percent to 79.4 percent.

“While 2009 continues to be an incredibly challenging year, it appears that the pace of demand deterioration has begun to ease,” stated Michael Barnello, President and Chief Executive Officer of LaSalle Hotel Properties. “Despite meaningful decreases in our revenues in the quarter and during the year, our management team and our operators have worked diligently to control expenses and limit margin erosion.”

The Company’s hotels generated $49.5 million of EBITDA for the quarter ended September 30, 2009 compared with $67.0 million for the same period of 2008. Hotel revenues declined 16.8 percent while hotel expenses were reduced by 11.9 percent. As a result, the hotel EBITDA margin was 30.8 percent for the quarter ended September 30, 2009, which is a decline of 388 basis points compared to the same period last year.

As of September 30, 2009, the Company had total outstanding debt of $660.2 million and the Company had no outstanding balance on its senior unsecured credit facility. Total debt to trailing 12 month Corporate EBITDA (as defined in the Company’s senior unsecured credit facility) equaled 3.8 times as of September 30, 2009. For the quarter, the Company’s weighted average interest rate was 5.1 percent. As of September 30, 2009, based on the Company’s covenants under its senior unsecured credit facility, the Company’s EBITDA to interest coverage ratio was 4.2 times and its fixed charge coverage ratio was 2.1 times. At the end of the third quarter, the Company had $23.3 million of cash and cash equivalents on its balance sheet and an aggregate of $470.5 million available on its credit facilities.

For the nine months ended September 30, 2009, the Company reported a net loss to common shareholders of $7.2 million compared to net income of $18.2 million for the same period of 2008. For the nine months ended September 30, 2009, FFO was $74.9 million, or $1.45 per diluted share compared to $97.1 million, or $2.41 per diluted share for the same period of 2008. For the nine months ended September 30, 2009, net income and FFO included $5.7 million of after-tax income related to the recognition of prior termination cure payments from the previous manager of the Company’s Seaview Resort and a $1.0 million fee for exchanging 2,348,888 7.25% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest for 2,348,888 7.25% Series G Cumulative Redeemable Preferred Shares of Beneficial Interest (the “Preferred Share Exchange”).

EBITDA for the nine months ended September 30, 2009 decreased to $129.2 million from $155.0 million for the nine months ended September 30, 2008. For the nine months ended September 30, 2009, EBITDA included $9.5 million of pre-tax income related to the recognition of prior termination cure payments and the $1.0 million fee related to the Preferred Share Exchange.

RevPAR decreased 18.8 percent for the nine months ended September 30, 2009 to $123.98 versus the same prior year period. ADR declined 14.0 percent from the nine months ended September 30, 2008 to $173.00, while occupancy fell 5.5 percent to 71.7 percent during the same period.

For the nine months ended September 30, 2009, the Company’s hotels generated $125.4 million of EBITDA compared with $167.9 million for the same period last year. During the nine months ended September 30, 2009, hotel revenues declined 16.1 percent, while hotel expenses were reduced by 11.9 percent. As a result, the hotel EBITDA margin was 28.2 percent for the nine months ended September 30, 2009 and was limited to a decline of 346 basis points compared to the same period last year.

Third Quarter Highlights

On September 14, 2009, the Company announced that Michael D. Barnello was named as its Chief Executive Officer pursuant to the previously announced succession plan, which was accelerated after Jon E. Bortz resigned September 13, 2009. Additionally, Alfred L. Young was appointed Chief Operating Officer of the Company effective November 3, 2009 and Lead Trustee Stuart L. Scott was named acting Chairman of the Board.

On September 15, 2009, the Company announced a quarterly dividend of $0.01 per common share for the third quarter of 2009. The third quarter dividend was paid on October 15, 2009 to common shareholders of record on September 30, 2009.

2009 Outlook

Due to uncertain general economic conditions and the lack of visibility related to the economy, travel industry and our business, the Company remains unable to provide a full outlook for 2009 at this time. However, the Company expects the year to continue to be difficult and forecasts the following for 2009:

•	Average outstanding fully diluted shares of 54.6 million;

•

Interest expense of $38.0 million to $39.0 million including $1.0 million in amortization of deferred financing costs ($38.6 million to $39.6 million excluding the effect of $0.6 million of capitalized interest);

•	Preferred dividends of $26.4 million and preferred unit distributions of $0.4 million; and

•	General and administrative expenses of $14.8 million to $15.2 million, including $4.0 million of non-cash expense.

Earnings Call

The Company will conduct its quarterly conference call on Thursday, October 22, 2009 at 9:00 AM EDT. To participate in the conference call, please dial (800) 347-6109. Additionally, a live webcast of the conference call will be available through the Company’s website. To access, log on to http://www.lasallehotels.com. A replay of the conference call will be archived and available online through the Investor Relations section of http://www.lasallehotels.com.

LaSalle Hotel Properties is a leading multi-operator real estate investment trust owning 31 upscale full-service hotels, totaling approximately 8,500 guest rooms in 14 markets in 11 states and the District of Columbia. The Company focuses on owning, redeveloping and repositioning upscale full-service hotels located in urban, resort and convention markets. LaSalle Hotel Properties seeks to grow through strategic relationships with premier lodging companies, including Westin Hotels and Resorts, Sheraton Hotels & Resorts Worldwide, Inc., Hilton Hotels Corporation, Outrigger Lodging Services, Noble House Hotels & Resorts, Hyatt Hotels Corporation, Benchmark Hospitality, White Lodging Services Corporation, Gemstone Hotels & Resorts, LLC, Thompson Hotels, Sandcastle Resorts & Hotels, Davidson Hotel Company, Denihan Hospitality Group, Dolce Hotels and Resorts and the Kimpton Hotel & Restaurant Group, LLC.

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions. Forward-looking statements in this press release include, among others, statements about diluted shares outstanding, interest expense, preferred dividends and distributions and general and administrative expenses. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, (i) the Company’s dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly, (ii) risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs, actual or threatened terrorist attacks, downturns in general and local economic conditions and cancellation of or delays in the completion of anticipated demand generators, (iii) the availability and terms of financing and capital and the general volatility of securities markets, (iv) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act and similar laws, (v) interest rate increases, (vi) the possible failure of the Company to qualify as a REIT and the risk of changes in laws affecting REITs, (vii) the possibility of uninsured losses, (viii) risks associated with redevelopment and repositioning projects, including delays and cost overruns and (ix) the risk factors discussed in the Company’s Annual Report on Form 10-K as updated in its Quarterly Reports. Accordingly, there is no assurance that the Company’s expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

# # #

Additional Contacts:

Hans Weger, Chief Financial Officer, LaSalle Hotel Properties – (301) 941-1500

For additional information or to receive press releases via e-mail, please visit our website at www.lasallehotels.com.

LASALLE HOTEL PROPERTIES

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

(unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2009	2008	2009	2008
Revenues:
Hotel operating revenues:
Room	$103,791	$127,245	$287,476	$334,946
Food and beverage	43,270	49,082	125,952	133,498
Other operating department	14,367	15,766	37,133	39,655

Total hotel operating revenues	161,428	192,093	450,561	508,099
Participating lease revenue	—	1,393	—	11,957
Other income	1,279	2,120	14,480	6,160

Total revenues	162,707	195,606	465,041	526,216

Expenses:
Hotel operating expenses:
Room	24,922	27,790	69,770	76,638
Food and beverage	29,501	32,761	86,050	90,631
Other direct	6,512	7,071	17,044	18,399
Other indirect	40,921	48,653	121,543	134,739

Total hotel operating expenses	101,856	116,275	294,407	320,407
Depreciation and amortization	27,290	27,372	82,331	78,932
Real estate taxes, personal property taxes and insurance	7,964	7,098	23,653	25,764
Ground rent	1,890	2,241	4,891	5,786
General and administrative	2,296	5,108	10,822	12,936
Lease termination expense	—	4,269	—	4,269
Other expenses	292	650	2,088	2,154

Total operating expenses	141,588	163,013	418,192	450,248

Operating income	21,119	32,593	46,849	75,968
Interest income	14	20	43	129
Interest expense	(9,172)	(12,379)	(28,919)	(36,210)

Income before income tax expense	11,961	20,234	17,973	39,887
Income tax expense	(1,831)	(767)	(5,135)	(650)

Net income	10,130	19,467	12,838	39,237

Noncontrolling interests:
Redeemable noncontrolling interest in loss of consolidated entity	2	6	21	11
Noncontrolling interest of common units in Operating Partnership	(13)	(53)	(22)	(106)
Noncontrolling interest of preferred units in Operating Partnership	—	(1,262)	(367)	(4,021)

Net income attributable to noncontrolling interests	(11)	(1,309)	(368)	(4,116)

Net income attributable to the Company	10,119	18,158	12,470	35,121
Distributions to preferred shareholders	(6,688)	(5,625)	(19,699)	(16,873)

Net income (loss) attributable to common shareholders	$3,431	$12,533	$(7,229)	$18,248

LASALLE HOTEL PROPERTIES

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

(unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2009	2008	2009	2008
Earnings per Common Share - Basic:
Net income (loss) attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.05	$0.30	$(0.14)	$0.44

Earnings per Common Share - Diluted:
Net income (loss) attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.05	$0.30	$(0.14)	$0.44

Weighted average number of common shares outstanding:
Basic	63,002,718	40,264,498	51,590,702	40,035,102
Diluted	63,078,201	40,350,444	51,667,101	40,152,485

LASALLE HOTEL PROPERTIES

FFO and EBITDA

(Dollars in thousands, except share data)

(unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2009	2008	2009	2008
Net income (loss) attributable to common shareholders	$3,431	$12,533	$(7,229)	$18,248
Depreciation	27,107	27,042	81,797	78,205
Amortization of deferred lease costs	109	287	309	591
Noncontrolling interests:
Redeemable noncontrolling interest in consolidated entity	(2)	(6)	(21)	(11)
Noncontrolling interest of common units in Operating Partnership	13	53	22	106

FFO	$30,658	$39,909	$74,878	$97,139

Weighted average number of common shares and units outstanding:
Basic	63,060,196	40,368,028	51,656,483	40,138,632
Diluted	63,135,679	40,453,974	51,732,882	40,256,015

	For the three months ended September 30,		For the nine months ended September 30,
	2009	2008	2009	2008
Net income (loss) attributable to common shareholders	$3,431	$12,533	$(7,229)	$18,248
Interest expense	9,172	12,379	28,919	36,210
Income tax expense	1,831	767	5,135	650
Depreciation and amortization	27,290	27,372	82,331	78,932
Noncontrolling interests:
Redeemable noncontrolling interest in consolidated entity	(2)	(6)	(21)	(11)
Noncontrolling interest of common units in Operating Partnership	13	53	22	106
Noncontrolling interest of preferred units in Operating Partnership	—	1,262	367	4,021
Distributions to preferred shareholders	6,688	5,625	19,699	16,873

EBITDA	$48,423	$59,985	$129,223	$155,029

Corporate expense	2,832	10,090	13,026	20,349
Interest and other income	(1,293)	(2,140)	(14,523)	(6,289)
Participating lease adjustments, net	—	52	—	482
Hotel level adjustments, net	(445)	(960)	(2,368)	(1,714)

Hotel EBITDA	$49,517	$67,027	$125,358	$167,857

With respect to Hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses, non-cash items, and the portion of these items related to unconsolidated entities, provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

Hotel EBITDA for the three and nine months ended September 30, 2008 includes the operating data for all properties leased to LHL and to third parties for the three and nine months ended September 30, 2008. For the three and nine months ended September 30, 2009, all properties were leased to LHL. Hotel EBITDA includes adjustments made for periods when hotels were closed for renovations for presentation of comparable information.

LASALLE HOTEL PROPERTIES

Hotel Operational Data

Schedule of Property Level Results

(Dollars in thousands)

(unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2009	2008	2009	2008
Revenues
Room	$103,793	$128,799	$284,667	$350,732
Food and beverage	43,270	49,368	125,639	141,004
Other	13,708	15,090	34,769	39,059

Total hotel revenues	160,771	193,257	445,075	530,795

Expenses
Room	24,923	28,306	69,071	80,062
Food and beverage	29,501	32,801	85,718	94,433
Other direct	6,341	6,929	16,614	18,625
General and administrative	11,894	14,334	35,873	42,256
Sales and marketing	10,583	12,747	32,229	37,637
Management fees	5,984	8,100	16,043	19,417
Property operations and maintenance	5,910	6,574	17,256	19,626
Energy and utilities	5,682	6,376	16,464	17,878
Property taxes	7,097	6,583	21,364	23,103
Other fixed expenses	3,339	3,480	9,085	9,901

Total hotel expenses	111,254	126,230	319,717	362,938

Hotel EBITDA	$49,517	$67,027	$125,358	$167,857

Note:

This schedule includes the operating data for all properties leased to LHL as of September 30, 2009, excluding the Donovan House for the first quarter (as it was not open during the first quarter of 2008) and Chaminade Resort, which is excluded from January (closed for renovations in January 2008).

LASALLE HOTEL PROPERTIES

Statistical Data for the Hotels

(unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2009	2008	2009	2008
Total Portfolio
Occupancy	79.4%	81.4%	71.7%	75.8%
Increase/(Decrease)	(2.5)%		(5.5)%
ADR	$167.36	$203.19	$173.00	$201.20
Increase/(Decrease)	(17.6)%		(14.0)%
RevPAR	$132.82	$165.32	$123.98	$152.60
Increase/(Decrease)	(19.7)%		(18.8)%

Note:

This schedule includes the operating data for all properties leased to LHL as of September 30, 2009, excluding the Donovan House for the first quarter (as it was not open during the first quarter of 2008) and Chaminade Resort, which is excluded from January (closed for renovations in January 2008).

LASALLE HOTEL PROPERTIES

Statistical Data for the Hotels

(unaudited)

Prior Year Operating Data

	First Quarter 2008	Second Quarter 2008	Third Quarter 2008	Fourth Quarter 2008	Full Year 2008
Occupancy	64.8%	81.0%	81.4%	64.7%	73.0%
ADR	$182.12	$213.97	$203.19	$193.46	$199.45
RevPAR	$117.94	$173.40	$165.32	$125.19	$145.61

Note:

This schedule includes historical operating data for the owned hotels open and operating as of December 31, 2008 (excludes the Donovan House for the first quarter and Chaminade Resort for January, as these properties were closed for renovations during those periods in 2008).